UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 19, 2013

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2013, Michael A. Kitson was appointed to the Board of Directors (the “Board”) of Patrick Industries, Inc. (the “Company’). Mr. Kitson was appointed to fill a newly-created position on the Board and will serve for a term expiring at the 2013 Annual Meeting of Shareholders or until a successor is duly elected and qualified. In addition, Mr. Kitson was appointed to serve as a member of the Corporate Governance and Nominations Committee, the Audit Committee, and the Compensation Committee. Mr. Kitson will be compensated for his services as a director or committee member on the same basis as the Company’s other independent directors.

Mr. Kitson is the Chief Executive Officer of Nautic Global Group, a major manufacturer of recreational boats. Prior to being named CEO in March 2011, Mr. Kitson was the CFO of Nautic from August 2010 to March 2011, the President and CEO of Utilimaster Corporation from 2007 to 2010, and Utilimaster’s CFO from 1999 to 2007.

On March 19, 2013, the Company issued a press release announcing the appointment. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibit

Exhibit 99.1 - Press Release issued March 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: March 22, 2013	By:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer